PROSPECTUS SUPPLEMENT               This Prospectus Supplement
DATED SEPTEMBER 15, 1995            filed pursuant to Rule 424(b)(3),
TO PROSPECTUS DATE                  relates to Registration Statement
NOVEMBER 10, 1992, AS               No. 33-41484 and the Prospectus
SUPPLEMENTED THROUGH                dated November 10, 1992
AUGUST 15, 1995




                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT



                      Pursuant to Section 13 of the

                     Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  September 15, 1995


                   Sears Credit Account Master Trust I
           (Exact name of registrant as specified in charter)


Illinois                33-41484-01            Not Applicable
(State of               (Commission            (IRS Employer
Organization)           File Number)         Identification No.)

c/o Sears Receivables Financing Group, Inc.
3711 Kennett Pike
Greenville, Delaware                                      19807
 (Address of principal executive offices)               (Zip Code)


Registrant's Telephone Number, including area code: (302) 888-3176


Former name, former address and former fiscal year, if changed since last report: Not Applicable

Item 5.     Other Events

            On September 15, 1995, Registrant made available the Monthly Investor Certificateholders' Statement set forth as Exhibit 21.


Item 7.     Financial Statements and Exhibits

  21. Monthly Investor Certificateholders' Statement related to the distribution of September 15, 1995 and reflecting the performance of the Trust during the Due Period ended in August 1995, which will accompany the distribution on September 15, 1995.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              Sears Credit Account Master Trust I
                                          (Registrant)

                        By:   Sears Receivables Financing Group, Inc.
                                    (Originator of the Trust)


                        By:   /S/Jerome J. Leshne
                              Jerome J. Leshne
                              Vice President, Administration


Date: September 15, 1995
                                 EXHIBIT INDEX



Exhibit No.

      21.   Monthly Investor Certificateholders' Statement -
            (September 15, 1995).